This Application Kit contains the necessary forms to successfully complete an EQUI-VEST Deferred Variable Annuity Personal Retirement Program sale. Please complete all required forms.

Please note:    o    No Application will be processed without an Agent's Report

                o    All checks must be made payable to: The Equitable

APPLICATION COMPLETION INSTRUCTIONS
Print neatly or type (except signatures). Do not abbreviate. Any corrections must be initialed by the Owner. Unless otherwise indicated, complete in all cases.

1.    EQUI-VEST PROGRAM TYPE. Please elect only one program.

2. PROPOSED ANNUITANT -- Individual on whose life annuity benefits are determined.

3. BENEFICIARY. The individual who will receive any death benefit payable upon the death of the Annuitant.

      For the NQ certificate where the Owner and the Annuitant are not the same, the beneficiary will succeed as new Owner upon the death of the Owner while the Annuitant is alive unless another person is named as Successor Owner.

4.    SUCCESSOR  ANNUITANT  AND OWNER.  If the  Annuitant and Owner are the same person and designates their spouse to be the beneficiary, the Annuitant/Owner can elect their spouse to become the Successor Annuitant and Owner. If elected, no death benefit is payable upon the death of the Annuitant/Owner. The surviving spouse of the Annuitant/Owner automatically becomes the Successor Annuitant/Owner and the certificate remains in force.

5. OWNER. Complete this section only for NQ certificates where the Owner and Annuitant are different. For IRA and QP-IRA certificates, the Annuitant and Owner must be the same individual. The Owner exercises all the rights of the certificate.

6. SUCCESSOR OWNER. This is a feature which is only available for NQ certificates and only if the Owner is other than the Annuitant. By indicating a Successor Owner, the Owner is advising us that the beneficiary will not succeed as Owner upon the death of the original Owner.

7. RETIREMENT AGE. Indicate the age at which the Annuitant plans to retire. Maximum Retirement Age is 85.

8. INVESTMENT FUND CHOICES. The Owner may elect the Maximum Choice option. If the Owner elects Maximum Choice transfer restrictions out of the GIA will apply even if no monies are invested in any of the Income Funds of the Conservative Investors Fund.

9. CURRENT INVESTMENT ALLOCATION. Indicate how and in what percentage the Owner wishes to have contributions allocated among the Investment Fund Options. The Owner may not allocate contributions to a Fund within the Income Funds or to the Conservative Investors Fund unless the Owner has elected the Maximum Choice option. Also, the Owner need not allocate contributions to every Fund with an Investment Fund elected.

10. REPLACEMENT/EXCHANGE QUESTIONS. Please answer these questions if the Owner is establishing an EQUI-VEST certificate by replacing an existing annuity or insurance contract.

11. PROSPECTUS REQUIREMENT. Please indicate the date of the Prospectus and any Supplements delivered to the Owner.

12. NASD INFORMATION. These questions are required by the NASD for suitability purposes.

13. SPECIAL INSTRUCTIONS. Please use this for any additional details regarding beneficiary, replacement or transfer information.

14. CONTRIBUTIONS. Please indicate the amount remitted with the application and whether or not the Owner plans on having monies automatically contributed through the Automatic Investment Program.

      If the Annuitant is establishing a QP-IRA, only Qualified Plan TSA or conduit IRA rollover monies can be remitted to the certificate.

15. REMINDER NOTICE. Please complete if the Owner wishes to receive a contribution Reminder Notice.

Application must be signed by both the Annuitant and Owner.

----------------------------------------------------------------------------------------------------------------------------------
                                                    SAMPLE FEATURE ELECTIONS
EXAMPLE                                     A. IRA           B. QP-IRA          C. NQ           D. NQ           E. NQ
ANNUITANT.................................. Husband          Wife               Husband         Wife            Husband
OWNER...................................... Husband          Wife               Wife            Husband         Husband
BENEFICIARY................................ Children         Husband            Son             Son             Wife
SUCCESSOR ANNUITANT AND OWNER.............. Not Applicable   Husband Elected    Not Applicable  Not Applicable  Not Elected
SUCCESSOR OWNER............................ Not Available    Not Available      Daughter        Not Elected     Not Available


      A.    IRA--The  Annuitant and Owner must be the same individual.  Upon the
            death  of  the  husband   (Annuitant  and  Owner),the   children  as
            beneficiary will receive the death benefit proceeds.

      B. QP-IRA--The Annuitant and Owner must be the same individual. Upon the death of the wife (Annuitant and Owner), the husband as beneficiary and Successor Annuitant and Owner becomes the Annuitant and Owner. No death benefit will be paid at this time.

      C. NQ--The Annuitant is the husband and the Owner is the Wife. The wife (Owner) selects their son to be the beneficiary and their daughter to be the Successor Owner. If the husband (Annuitant) dies prior to the wife (Owner), the son (beneficiary) receives the death benefit.

            If the wife (Owner) dies first, the daughter (Successor Owner) now becomes the Owner of the certificate and can exercise all rights of the certificate, such as change the beneficiary, make withdrawals, etc.

      D. NQ--The Annuitant is the wife and the Owner is the husband. The husband, as Owner has designated the son to be the beneficiary.

            The husband (Owner) dies. The son (beneficiary) will succeed as Owner and receive the death benefit proceeds.

      E. NQ--The Annuitant and Owner is the husband. The wife is the beneficiary. The husband dies. The wife receives the death benefit proceeds.
--------------------------------------------------------------------------------

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                  P.O. Box 2996, New York, New York 10116-2996

 APPLICATION FOR EQUI-VEST(R) DEFERRED VARIABLE ANNUITY PERSONAL
                              RETIREMENT PROGRAMS
--------------------------------------------------------------------------------

1.   EQUI-VEST PROGRAM TYPE (Check One)

     a. |_| IRA (including IRA to IRA transfers)
     b. |_| IRA QUALIFIED PLAN ROLLOVER (Distribution from a Qualified Plan)
     c. |_| NQ (non-qualified)
--------------------------------------------------------------------------------
2.   PROPOSED ANNUITANT Print name to appear on Certificate.

     a. |_| Mr.  |_|  Mrs.  |_| Ms.  |_| Other ________________

     b. |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
              First             Middle Initial        Last

     c. Date of Birth:  Year |_|_|_|_|  Month |_|_|  Day |_|_|

     d. Age at Nearest Birthday: |_|_|                E. |_|  Male  |_|  Female

     f. Annuitant's Mailing Address:

      No., St.|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
        City  |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
        State |_|_|  Zip Code |_|_|_|_|_|-|_|_|_|_|  G. State of Residence:|_|_|

     h. Social Security No. (Required): |_|_|_|-|_|_|-|_|_|_|_|

     i. Telephone Number |_|_|_|-|_|_|_|-|_|_|_|_|     |_| Home         |_| Work

3.   BENEFICIARY of Annuitant (upon death of last Annuitant)

     a.   Full Name |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|

     b.   Relationship __________________________________________________

4. SUCCESSOR ANNUITANT AND OWNER Available only if Annuitant/Owner elects spouse to be beneficiary and to succeed as Annuitant/Owner upon death.

     |_| No, I do not elect the Successor Annuitant and Owner Option.

     |_| Yes, I elect the Successor Annuitant and Owner Option.

     If yes, complete a and b.

     a. Spouse's SSN# |_|_|_|-|_|_|-|_|_|_|_|
     b. Spouse's Date of Birth: Yr. |_|_|_|_|  Month |_|_|  Day |_|_|

 5. OWNER Complete for NQ only if Annuitant will not also be Owner. (IF IRA, OWNER AND ANNUITANT MUST BE THE SAME.)
     a. |_| Individual |_| Guardian |_|  Custodian  (SEE BELOW)*
        |_| Trustee  (For natural person)
     b.    Name |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
     c. No., St.|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
           City |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
           State|_|_|  Zip Code |_|_|_|_|_|-|_|_|_|_|

     d. Tax ID or Owner SSN # |_|_|_|-|_|_|-|_|_|_|_| (If Custodian Use Minor's SSN#)

     e. Date of Birth: Yr. |_|_|_|_| Month |_|_| Day |_|_|

     f. Relationship to Annuitant _____________________________________________

                                              |_| Uniform Gifts to Minors Act
     g. *As custodian under the _____________ |_| Uniform Transfer to Minors Act
                                   (State)

6. SUCCESSOR OWNER Complete for NQ only if Owner is not the Annuitant and you do not want the beneficiary to succeed as Owner at Owner's death.

     a.    Name |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|

     b. No., St.|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
           City |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
          State |_|_| Zip Code |_|_|_|_|_|-|_|_|_|_|

     c.   SSN # |_|_|_|-|_|_|-|_|_|_|_|   Date of Birth: Yr. |_|_|_|_|
          Month |_|_|  Day |_|_|

7.   RETIREMENT AGE Maximum 85: _____________________

8.   INVESTMENT FUND CHOICES

     You can customize your program for current and future use by choosing one of the following categories:

     a. |_| Maximum Transfer Flexibility. Only those Investment Funds that will NOT result in GIA transfer restrictions. (Funds in #9 with no asterisk).

     b. |_| Maximum Choice. All available Investment Funds. (GIA transfer restrictions will apply).

     Requests to elect "Maximum Choice" after issue are subject to our rules than in effect.

9.   CURRENT INVESTMENT ALLOCATION

     You can allocate your contribution below by entering percentages in whole numbers totaling 100%. You can only allocate percentages into funds marked with an asterisk (*) if you checked "b" in #8 above.

     GUARANTEED

     Guaranteed Interest Account (GIA) ________________ %

     EQUITY
                             Balanced  ________________ %

                      Growth & Income  ________________ %

                                Stock  ________________ %

                               Global  ________________ %

                     Aggressive Stock  ________________ %

     INCOME

                        Money  Market* ________________ %

                        Quality  Bond* ________________ %

                           High Yield* ________________ %

     ASSET ALLOCATION

                Conservative Investors*________________  %

                      Growth Investors ________________  %
                              TOTAL         100

10.  REPLACEMENT/EXCHANGE QUESTIONS --

     Will any existing insurance or annuity be replaced or changed (or has it been), assuming the contract applied for will be issued? |_| Yes |_| No.

     If yes, answer the questions below:

     A. Year Issued:_________ Plan: ___________

        Company: ______________________________

        Contract Number: ______________________

     B. Contribution Basis: -- NQ only

        |_| pre-August 14, 1982 |_| post-August 13, 1982

     C. Net Cost: $_______________________________________
                  (Net Cost Illustration must be submitted)
--------------------------------------------------------------------------------
180-2000 (9/93)

--------------------------------------------------------------------------------

11.  PROSPECTUS REQUIREMENT

     Did you receive the Prospectus for the EQUI-VEST Deferred Variable Annuity Personal Retirement Programs? |_| Yes |_| No

     Date of Prospectus ________________________________________________________

     Date of any supplement to Prospectus ______________________________________

12.  NASD INFORMATION

     Items (a) through (f) are to be answered by the Annuitant. We are required by the NASD to ask these questions.

     (A)  Name of Employer: ____________________________________________________

     (B)  Address of Employer:

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

     (C)  Occupation ___________________________________________________________

     (D)  Estimated Family Annual Income _______________________________________

     (E)  Estimated Net Worth __________________________________________________

     (f)  Investment  Objective:  |_| Income |_| Income & Growth |_| Growth
                                  |_| Aggressive Growth |_| Safety of Principal

     (G) Is Owner or Annuitant associated with or employed by a member of National Association of Securities Dealers, Inc.(NASD)? |_| Yes |_| No

--------------------------------------------------------------------------------

13.  SPECIAL INSTRUCTIONS

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

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14.  CONTRIBUTIONS (QP-IRA is for Qualified Plan Rollovers only)

     A. Amount paid with this Application: $_______________________

     B. Automatic Investment Program |_| Yes (Complete Form 180-1005) |_| No

15.  CONTRIBUTION REMINDER NOTICE

     A. Reminder Notice (Billing) Requested |_| Yes |_| NO

     B. Reminder Date: Month _________ Day _____________

     C. Reminder Frequency: |_| Annual |_| Semi-Annual
                            |_| Quarterly  |_| Monthly

     D. Reminder Amount $_______________________________________________________

NOTE: Amount paid will be credited upon receipt at Equitable's Processing Office, subject to return if the certificate is not issued; the Contract Date will be the date of receipt by Equitable of all completed requirements at Equitable's Processing Office.

--------------------------------------------------------------------------------
                                    AGREEMENT

All information and statements furnished in this application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no Agent has the authority to make or modify any contract on Equitable's behalf, or to waive or alter any of Equitable's rights and regulations.

It is understood that the Annuity Account Value attributable to allocations to the investment funds of the Separate Account and Variable Annuity Benefit payments may increase or decrease and are not guaranteed as to dollar amount.


--------------------------------------------------------------------------------

   LAWS IN YOUR STATE MAY MAKE IT A CRIME TO FILL OUT AN INSURANCE OR ANNUITY
     APPLICATION WITH INFORMATION YOU KNOW IS FALSE OR TO LEAVE OUT MATERIAL
                                     FACTS.

--------------------------------------------------------------------------------

X__________________________________ Date_______ City __________ State __________
   Signature of Proposed Annuitant

X__________________________________  Date_______ City __________ State _________
   Signature of Owner (for NQ only, if owner other than Proposed Annuitant)
--------------------------------------------------------------------------------
180-2000 (9/93)